SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   April 4, 1997

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)     Zip Code

Registration telephone number, including area code: (706) 629-8682













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Item 6.     Resignation of Registrant's Directors.

            On Friday, April 4, 1997, Erik Bailey, the Chief Financial Officer and a Director of Continental American Transportation, Inc. and its subsidiaries, submitted his resignation from these positions effective April 3, 1997. Mr. Bailey stated in his resignation that he is leaving the Company for personal reasons but will assist the Company during this transition period upon request by management.

            As a result of Mr. Bailey's resignation, the Board of Directors appointed Mr. Brian Henninger, currently serving as the Company's Comptroller, to the position of Chief Financial Officer and Mr. Henninger will assume the responsibilities of this office.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CONTINENTAL AMERICAN TRANSPORTATION, INC.



                                   By:   s/Brian Henninger
                                           Brian Henninger
                                         Chief Financial Officer

Dated:  April 7, 1997
















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